Exhibit 23.2

DeGolyer and MacNaughton
5001 Spring Valley Road
Suite 800 East
Dallas, Texas 75244
February 26, 2019
Penn Virginia Corporation
16285 Park Ten Place
Suite 500
Houston, Texas 77084

Ladies and Gentlemen:

We hereby consent to the reference to DeGolyer and MacNaughton and to the incorporation of the estimates contained in our report entitled “Report as of December 31, 2018 on Reserves and Revenue of Certain Properties with interests attributable to Penn Virginia Corporation” (our Report) in Part I and in the “Notes to Consolidated Financial Statements” portion of the Annual Report on Form 10-K of Penn Virginia Corporation for the year ended December 31, 2018 (the Annual Report), to be filed with the United States Securities and Exchange Commission on or about February 27, 2019. In addition, we hereby consent to the incorporation by reference of our report of third-party dated January 28, 2019, in the “Exhibits and Financial Statement Schedules” portion of the Annual Report. We further consent to the incorporation by reference of references to DeGolyer and MacNaughton and to our Report in Penn Virginia Corporation’s Registration Statements on Form S-3 (File Nos. 333-214709 and 333-216756) and Form S-8 (File No. 333-213979) and Denbury Resources Inc.’s Registration Statement on Form S-4 (File No. 333-228935).

Very truly yours,
/s/DeGolyer and MacNaughton
DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716